                                                                   EXHIBIT 10.21

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT (the "Agreement"), made effective as of the 20th day of
                                                                ----
September, 1999, by and between GENESIS 2000 ("Software Vendor") and FEDERAL
---------
HOME LOAN MORTGAGE CORPORATION ("Freddie Mac");

                                  WITNESSETH:
                                  ----------

     WHEREAS, on or about August 6, 1996, Software Vendor and Freddie Mac entered into an agreement (the "Original Agreement") with respect to the same subjects as this Agreement and on substantially the same terms as ibis Agreement; and

     WHEREAS, the parties desire to ratify the Original Agreement and restate the terms thereof in this Agreement; and

     WHEREAS, Software Vendor is in the business of developing and licensing software to third parties including, without limitation, loan origination software ("LOS"); and

     WHEREAS, Freddie Mac is the owner and licensor of an automated underwriting system (the "System"); and

     WHEREAS, Software Vendor desires to develop and license to entities authorized by Freddie Mac to use the System (the "Customers") certain software (the "Interface") to enable the Customers to communicate with and use the System by transmitting information and data to and receiving information and data from the System; and

     WHEREAS, Freddie Mac is willing to provide to Software Vendor the specifications for the Inter-face (the "Specifications"), subject to the terms and conditions of this Agreement, all of which are agreeable to Software Vendor.

     NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and hereby ratify the terms of, and restate, the Original Agreement, as follows:

1.   Provision of the Specifications; Development, Release and Use of Interface.

     (a) Freddie Mac hereby grants to Software Vendor a nonexclusive, nontransferable license for the term of this Agreement to use the Specifications, as the Specifications may be modified by Freddie Mac from time-to-time, for the, sole purpose of developing, maintaining, implementing, testing and licensing the Interface to Customers for use in connection with the System (collectively, the "Permitted Vendor Purpose"), subject to the provisions of this Agreement.

[*] Confidential Treatment Requested

     (b) Software Vendor will use the Specifications solely for the Permitted Vendor Purpose. Software Vendor will own the Interface; however, Software Vendor will have the right to use, license and/or disclose to third parties the Interface solely to the extent necessary to enable the Customers to use the Interface to access, communicate with and otherwise use the System (the "Permitted Customer Purpose"). Notwithstanding the foregoing, Software Vendor will also have the right to use the Interface for such other purposes as may be approved by Freddie Mac in writing, which approval will not be unreasonably withheld. Except to the extent otherwise agreed by Freddie Mac in writing, Software Vendor's contracts with the Customers will expressly limit the Customers' right to use the Interface to the Permitted Customer Purpose, and Freddie Mac will be a third party beneficiary of said contract provision. Furthermore, in light of the limited Permitted Customer Purpose, except to the extent otherwise agreed by Freddie Mac in writing, Software Vendor agrees that it will not release the Interface to any third party until Software Vendor receives notice from Freddie Mac that the entity in question has executed a license or similar agreement with Freddie Mac governing such entity's right to access and use the System. If a Customer notifies Freddie Mae that Software Vendor will provide the Interface to such Customer, Freddie Mac will advise Software Vendor promptly after said license agreement has been executed. Software Vendor's right to use the Interface for the Permitted Vendor Purpose will automatically terminate in the event this Agreement is terminated by either party for any reason. In the event this Agreement is terminated, any Customers to whom Software Vendor has licensed or sold the Interface prior to the effective date of the termination may (and Software Vendor shall provide to the Customers the right to) continue to use the Interface until the effective date of the next Specification Update issued by Freddie Mac (as defined in subsection
(c) below), provided such Customers comply with the restrictions on use contained in this Agreement.

     (c) The parties acknowledge that Freddie Mac may, at its option, modify or replace the Specifications from time-to-time (each such revised or new-version of a Specification is referred to herein as a "Specification Update"). Software Vendor agrees to revise the Interface to conform to any such Specification Updates provided by Freddie Mac, and to release the appropriately updated Interface to all Customers who have licensed or acquired the Interface from Software Vendor, in each case effective on the date specified by Freddie Mac in its notice to Software Vendor. In connection with any such release, Software Vendor will notify its Customers that the earlier version of the Interface should no longer be used, It is understood that Freddie Mac will endeavor to provide to Software Vendor sixty (60) days' notice of any major Specification Update. Freddie Mac will endeavor to provide Software Vendor with as much notice as is practicable under the circumstances with respect to minor Specification Updates and any Specification Updates which Freddie Mac desires to have implemented on an emergency basis and will work with Software Vendor to define a practicable implementation schedule in each such case. In the event Freddie Mac fails to specify an effective date for implementation of any Specification Update, then the effective date will be sixty (60) days after the date of the notice from Freddie Mac with respect to the Specification Update.

     (d) (1) Software Vendor agrees to develop and test the Interface and make the Interface available to the Customers in accordance with the schedule attached hereto as Exhibit A (the "Schedule"). In the event Software Vendor fails to deliver an acceptable Interface and otherwise perform its obligations under and in accordance with the requirements of the Schedule, Freddie Mac will have the right to terminate this Agreement effective upon ten (10) business days' notice to Software Vendor (it being understood that Agreement will not terminate if, during said 10 business day period, Software Vendor cures any default(s) which Freddie Mac has identified as the basis for its termination decision). The Interface will at all times comply in all respects with the then-current Specifications, as the Specifications may be modified or replaced by Freddie Mac from time-to-time. Freddie Mac will make itself reasonably available to respond to questions about the Specifications and any Specification Updates.

          (2) Freddie Mac may, but is not obligated to, test the Interface at any time and from time-to-time to confirm that the Interface complies with the Specifications and otherwise meets the requirements of this Agreement; provided that the fact that the Interface passes any such tests will not be deemed to alter in any respect Software Vendor's obligations under this Agreement, including, without limitation, Software Vendor's obligation to provide an Interface which complies with the requirements of this Agreement. Freddie Mac hereby elects to test the Interface upon completion of development and testing by Software Vendor and prior to Software Vendor's license or sale of the Interface to any third party, and Software Vendor agrees not to release the Interface to any third party until Freddie Mac notifies Software Vendor in writing that the Interface has passed Freddie Mac's tests. Software Vendor will notify Freddie Mac upon completion of such development and testing and will provide to Freddie Mac one (1) copy of the Interface and the export file which includes the results of Software Vendor's testing efforts. Freddie Mae will endeavor to complete its own testing of the Interface within ten (10) business days after receipt of the foregoing notice and file from Software Vendor. Software Vendor agrees to provide assistance to and cooperate with Freddie Mac in the foregoing testing efforts and to correct promptly any defects in the Interface revealed by any such testing. In addition to the foregoing, Software Vendor will correct any "bugs" or other defects in the Interface promptly after it receives notice thereof from Freddie Mac. Software Vendor will cooperate with Freddie Mac and the Customers to determine the source (as between the Interface, the System and the Customer's system) of any communication or other problems.

          (3) Freddie Mac will have the right to review and approve the form and content of the screens which Software Vendor uses to provide data through the Interface, which approval will not be unreasonably withheld or delayed. In the event the Interface operates in a "Windows" or other graphical user interface ("GUI") format, Software Vendor will use, and Freddie Mac hereby licenses to Software Vendor the nonexclusive, nontransferable right to use, for the term of this Agreement, an icon provided by Freddie Mac as the identifier for the Interface. Freddie Mac will be the owner of said icon, and Software Vendor will have no right to use the icon except to introduce the Interface to Customers in a Windows" or other GUI format for use in connection with the System.

2.   Additional Obligations.

     (a) Software Vendor will provide to Freddie Mac, at no charge, two (2) working days of training on use of the Interface and the LOS. Freddie Mac will provide to Software Vendor, at no charge, two (2) working days of training on Freddie Mac's automated underwriting service and the Specifications. The parties will work together to determine the appropriate contents and timing of such training programs.

     (b) Freddie Mac will provide reasonable assistance to Software Vendor in Software Vendor's efforts to identify the training, implementation and Customer service resources that Software Vendor needs to assist the Customers in their implementation, of the Interface and the System. In connection with its marketing, licensing and sale of the Interface to the Customers, Software Vendor will at all times, at a minimum, provide training and conform to the implementation and customer support requirements set forth in Exhibit B attached hereto. Software Vendor recognizes that Freddie Mac may alter or refine the requirements set forth in Exhibit B from time-to-time, Software Vendor agrees to use its best efforts to comply with any such revised requirements of which Software Vendor is provided prior notice. Software Vendor agrees to cooperate with Freddie Mac and the Customers to coordinate the testing and implementation of the Interface.

3.   License to Freddie Mae.

     (a) Software Vendor hereby grants to Freddie Mae a nonexclusive, nontransferable license to use Software Vendor's name and logo during the term of this Agreement in connection with Freddie Mac's promotional and marketing efforts related to the System. Without limiting the foregoing, Freddie Mac may, but is not obligated to, indicate to its customers that Software Vendor is one of the vendors capable of providing an interface to the System. Freddie Mac will obtain Software Vendor's approval before using Software Vendor's name and logo in any particular marketing program or materials. Software Vendor hereby also grants to Freddie Mac a nonexclusive, nontransferable license to use the Interface and any documentation related to the Interface (including, without limitation, any user's manual provided by Software Vendor to the Customers) for testing and evaluation purposes, other internal purposes and (with Software Vendor's prior approval) marketing purposes.

     (b) Software Vendor hereby grants to Freddie Mac a nonexclusive, nontransferable license to use the LOS (including, without limitation, upgrades, modifications and new releases) and any documentation related to the LOS (including, without limitation, any user's manual provided by Software Vendor to the Customers) during the term of this Agreement for testing and evaluation purposes only. Software Vendor will provide to Freddie Mac one (1) copy of the LOS when Software Vendor delivers the Interface to Freddie Mac. Software Vendor will provide reasonable installation assistance to Freddie Mac for installation of the LOS.

4.   Confidential Information.

     (a) The parties hereto recognize that the information and documentation previously provided or that may in the future be provided by Freddie Mac to Software Vendor related to the System (collectively, the ."Freddie Mac Information and Documentation") includes privileged, confidential and proprietary information belonging to Freddie Mac which, if disclosed, could result in substantial and irreparable harm to Freddie Mac. For information and documentation to qualify as Freddie Mac Information and Documentation, such information must either be marked "Confidential" or otherwise identified in writing as confidential at or prior to the time of its delivery to Software Vendor hereunder. Notwithstanding the foregoing, the following matters will automatically be deemed Freddie Mac Information and Documentation, whether or not specifically marked or designated as such either orally or in writing: (i) the Specifications and any Specification Updates, (ii) any implementation information or user's guides for the System, (iii) any advances of promotional material, (iv) information concerning Freddie Mae's business plans and strategies, and (v) Freddie Mac's customer list. Software Vendor agrees to treat all Freddie Mac Information and Documentation as strictly confidential, except to the extent otherwise agreed by Freddie Mac in writing or as provided in
Section 4(f) below. Software Vendor further agrees to treat all materials which it prepares using or based on the Freddie Mac Information and Documentation or any portion thereof (the "Derivative Documentation") as strictly confidential, including, without limitation, the Interface, any notes made by Software Vendor based on discussions with Freddie Mac officers and employees and all reports prepared by Software Vendor for Freddie Mac in connection with this Agreement. The parties understand and agree that, notwithstanding the fact that Software Vendor will own the Interface (including the code thereto), the source code and object code to the Interface will be deemed Freddie Mac Information and Documentation; however, Software Vendor may demonstrate the Interface at conventions and in its marketing efforts directed at prospective Customers and may also provide the Interface to Customers in machine-readable form, subject to the provisions of this Agreement.

     (b) Freddie Mac recognizes that certain information and documentation that may in the future be provided by Software Vendor to Freddie Mac related to the System (collectively, the "Vendor Information arid Documentation") includes privileged, confidential and proprietary information belonging to Software Vendor which, if disclosed, could result in substantial and irreparable harm to Software Vendor. For information and documentation to qualify as Vendor Information and Documentation, such information must either be marked "Confidential" or otherwise identified in writing as confidential at or prior to the time of its delivery to Freddie Mac hereunder. Notwithstanding the foregoing, the following matters will automatically be deemed Vendor Information and Documentation, whether or not specifically marked or designated as such either orally or in writing: (i) the source code and object code for the Interface and the LOS, (ii) Software Vendor's business plans and strategies, and
(iii) Software Vendor's customer list. The Freddie Mac Information and Documentation and the Vendor Information and Documentation are collectively referred to herein as the "Information and Documentation." Freddie Mac agrees to treat the Vendor Information and Documentation as strictly confidential, except to the extent otherwise agreed by Software Vendor in writing or as provided in
Section 4(f) below. Freddie Mac further agrees to treat all materials which it prepares using or based on the Vendor Information and Documentation or any portion thereof (also known as the, "Derivative Documentation") as strictly confidential.

     (c) Without limiting the provisions of Section 4(a) above, each of the parties agrees that it will not, without the prior written consent of the other party, copy or permit copies to be made of the other party's Information and Documentation or any portion thereof, except to the extent necessary to exercise the rights specifically provided to it herein. In no event will Software Vendor have the right to disclose the Specifications to any third party without Freddie Mac's prior written consent. Each party further agrees that all Derivative Documentation it creates from the other party's Information and Documentation and all copies it makes of the other party's Information and Documentation and any Derivative Documentation shall be marked "Confidential" in a prominent location on each such document.

     (d) Without limiting the provisions of Section 4(a) above, each party agrees that it will not, without the prior written consent of the other party, release or disclose or permit the release or disclosure of the other party's Information and Documentation, Derivative Documentation or any portion thereof to any individual or entity, nor use or permit the use of the other party's Information and Documentation, Derivative Documentation or any portion thereof for any purpose at any time, except to the extent necessary to exercise its rights expressly granted in this Agreement or to the extent ordered by a court or administrative agency of competent jurisdiction. The provisions of the immediately preceding sentence will not be deemed to authorize release of the Specifications or any other Information or Documentation to any third party, except to the extent expressly authorized by the Owner of the Information and Documentation in writing. Furthermore, in the event either party intends or anticipates that it may be required for any reason to release or disclose the other party's Information and Documentation, Derivative Documentation or any portion thereof (other than a release of the Interface to a Customer in accordance with the provisions hereof), the releasing party shall promptly notify the other party and shall take such actions as may be necessary to provide the other party with a reasonable opportunity to respond in such manner as the other party deems appropriate to prevent or limit the release or disclosure of such information and documentation.

     (e) Each party shall return to the other party all of the other party's Information and Documentation, Derivative Documentation, and all copies of such Information and Documentation and Derivative Documentation (including, without limitation, bard copies and word processing and other computer files), promptly upon termination of this Agreement. Notwithstanding the foregoing, Freddie Mac will have the right to retain a copy of the Interface for the uses specified in
Section 3 above.

     (f) The parties confidentiality obligations under this Agreement and the use restrictions set forth in this Section 4 shall not extend to any Information and Documentation, Derivative Documentation or any portion thereof (the "Nonconfidential Information") which (i) now is or hereafter becomes publicly known without a breach of this Agreement, (ii) is independently developed by the recipient hereunder (the "Recipient") without use of the Information and Documentation belonging to the other party (the "Owner"), any Derivative Documentation based on such information or any portion thereof, or (iii) is received by the Recipient from a third party (other than, in the case of the Freddie Mac Information, Freddie Mac, Freddie Mac's customers, consultants or contractors involved in the development, operation or use of the System, or any of the foregoing entities' respective agents, officers or employees) which is not itself under any confidentiality obligation with respect thereto. However, the Recipient's confidentiality and other obligations under this Agreement shall continue to apply to all the Owner's Information and Documentation and Derivative Documentation that does not constitute Nonconfidential Information as defined in the preceding sentence, notwithstanding the fact that a portion of the Owner's Information and Documentation and/or Derivative Documentation is or becomes Nonconfidential Information.

5.   Term.

     (a) The term of this Agreement will commence on the date first set forth above and will automatically expire at 11:59 p.m. on [*], unless the term is extended by mutual written agreement of the parties.

     (b) Each party will have the right to terminate this Agreement and the term thereof at any time in the event of a default by the other party of its obligations under this Agreement. In the event a default hereunder is curable, prior to terminating the Agreement, the terminating party will provide the other party with notice of the default and a reasonable opportunity to cure the same. In no event will the terminating party be required to provide to the other party a cure period which exceeds thirty (30) days after the date of the terminating party's notice. The parties agree that, in the event the Interface fails to transmit and receive data accurately, the cure period maybe significantly shorter than thirty days, as determined by Freddie Mac. In the event a default recurs, or substantially similar defaults occur, two (2) or more times within six (6) months after the terminating party's original notice of default, the terminating party will have the option, but not the obligation, to terminate this Agreement without first providing to the other party an opportunity to cure the default. In addition, misuse of the other party's trademarks or service marks and failure to obtain the other party's prior consent to such use in any marketing materials will be cause for immediate termination of this Agreement with no cure period. In the event the terminating party Provides a cure period to the other party and the default is fully cured during the cure period specified in the terminating party's notice, this Agreement will not terminate at the time specified in said notice; if the other party fails to cure the default during said cure period or if no cure period is given, the Agreement will automatically terminate on the date specified in said notice.

     (c) Each party will have the right to terminate the Agreement for any reason, effective at any time after the first (1st) year of the term of this Agreement, by providing to the other party at least sixty (60) days' notice of termination. Freddie Mac will have the right, but not the right to notify the Customers of any expiration or termination of this Agreement, including both terminations with and without cause.

6. Warranties. Software Vendor represents and warrants that (i) the Interface will comply with the Specifications in effect from time-to-time, (ii) the Interface will accurately transmit to the System all information input into the Interface; (iii) Software Vendor has, and will throughout the term of the Agreement have, all licenses and permits necessary to provide the Interface and LOS and perform any services related thereto, and the Interface and LOS will be prepared and provided and any related services performed in compliance with all applicable laws, regulations, licenses and professional standards; (iv) the Interface and LOS will not violate any patents, copyrights or other proprietary rights belonging to third parties (provided that Software Vendor is not responsible for the violation of any such rights by the Specifications); and (v) Software Vendor will use its best efforts to ensure that the Interface and LOS will at all times be and remain free of computer viruses and any code designed to cause the System to malfunction or self-destruct or to allow unauthorized access or cause harm to the System. The Customers are third party beneficiaries of Software Vendor's representations and warranties set forth in this Section 6.

7. Indemnification. Software Vendor will indemnify Freddie Mac and hold it harm less from and against any and all third party claims, and all related judgments, damages, losses, liabilities, costs and expenses, including reasonable attorneys' fees, arising from or related to (i) any breach or alleged breach of the warranties in Section 6 above, or (ii) the provision of the Interface or LOS. The foregoing indemnification obligation does not apply to claims to the extent such claims arise out of Freddie Mac's own negligence or breach of its agreements hereunder.

[*] Confidential Treatment Requested

8.   Marketing Standards.

     (a) Freddie Mac will have the right, but not the obligation, to review in advance Software Vendor's advertisements, press releases, brochures, videotapes, audiovisual materials, sales collateral, newsletters, other written and oral presentations related to the Interface and other similar materials (collectively "Marketing Materials") to confirm that such materials are consistent with Freddie Mac's guidelines for Marketing Materials related to the System. In no event will Software Vendor have the right to use Freddie Mac's name or logo or any service mark belonging to Freddie Mac, including, without limitation, the marks "Freddie Mac"(R) and "Loan Prospector"(SM) Service except strictly in accordance with Freddie Mac's written guidelines therefor or as consented to by Freddie Mac. A current copy of Freddie Mac's guidelines for Marketing Materials and use of Freddie Mac's service marks is attached hereto as Exhibit C.

     (b) Software Vendor recognizes that this Agreement and any actions taken by Freddie Mac related to this Agreement, the System or the Interface, do not constitute an endorsement by Freddie Mac of Software Vendor, the Interface or any loan origination system or other product owned or marketed by Software Vendor. Software Vendor agrees that it will make no representation or statement, oral or written, to any third party which implies otherwise.

9. Freddie Mac's Rights With Respect to the System. Nothing contained in this Agreement will be deemed to require Freddie Mac to take any action whatsoever with respect to the System, the Interface or the LOS, including, without limitation, any advertising or promotional program. Software Vendor recognizes that Freddie Mac must develop its policies and determine its actions with respect to the System as Freddie Mac deems appropriate in its sole and unreviewable judgment, including, without limitation, any decision to continue, discontinue or modify the System. Software Vendor acknowledges that Freddie Mac has the right to contract with other entities for the performance of software and services comparable or identical to those covered hereunder, and nothing contained herein will be deemed to restrict in any manner Freddie Mac's right to do so.

10. Limitation of Liability. In no event will Freddie Mac be liable to Software Vendor or any third party for any indirect, incidental, special or consequential damages arising out of or related to this Agreement, the System or the Interface, even if Freddie Mac is aware of the possibility of such damages. In no event will Freddie Mac's liability to Software Vendor for any matter arising out of or related to this Agreement, the System, the Interface or the LOS exceed the greater of (i) the amount paid by Software Vendor to Freddie Mac for the right to use the Specifications, if anything, or (ii) the sum of Five Hundred Dollars ($500).

11.  Miscellaneous.

     (a) The parties hereto understand and agree that Software Vendor is furnishing its services and the Interface to the Customers on its own behalf and not on behalf of Freddie Mac. In no event will Software Vendor state or otherwise indicate to any third party that it is authorized to represent Freddie Mac in any respect, except to extent expressly authorized by Freddie Mac. Nothing contained herein will be construed to create any association, partnership or joint venture or any agency relationship between the parties hereto.

     (b) This Agreement will be construed, and the rights and obligations of the parties hereunder determined, in accordance with the laws of the United States. Insofar as there may be no applicable precedent, and insofar as to do so would not frustrate any provisions of this Agreement or the transactions governed hereby, the laws of the Commonwealth of Virginia will be deemed reflective of the laws of the United States.

     (c) This Agreement constitutes the only agreement between Freddie Mac and Software Vendor relating to the Specifications and the Interface, and no representations, promises, understandings or agreements, oral or otherwise, not herein contained will be of any force or effect. Any conflict between this Agreement and any exhibits hereto will be resolved in favor of this Agreement.

     (d) No modification or waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Agreement will be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision of this Agreement at any other time.

     (e) In no event may Software Vendor assign its rights or obligations under this Agreement without Freddie Mac's prior written consent; any such attempted assignment will be null and void and will constitute a material breach of this Agreement. Subject to the foregoing, this Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

     (f) The terms and provisions of the exhibits attached hereto are hereby incorporated in this Agreement by reference.

     (g) The provisions of Sections 4, 5(c), 6, 7, 8(b), 9 and 10 of this Agreement will survive the expiration or termination of the term of the Agreement.

     (h) If one or more of the provisions of this Agreement are held for any reason to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed and enforced as if such invalid, illegal or unenforceable provisions bad not been contained herein.

     (i) Each party represents to the other that it has all necessary power and authority to enter into and perform its obligations under this Agreement. The individuals executing this Agreement on behalf of each party represent that they have authority to do so.

     (j) All notices required or permitted to be sent under this Agreement shall be in writing and shall be sent to the parties at the addresses set forth in the preamble of this Agreement, or to such other addresses and to such other individuals of which either party may notify the other in a notice which complies with the provisions of this subsection. Notices to Freddie Mac shall be sent to the attention of Laura Janis, with a copy to the Associate General Counsel, Corporate Affairs of Freddie Mac (at the same address). All notices will be deemed given (i) when delivered by hand, (ii) one (1) day after delivery to a reputable overnight carrier, or (iii) three (3) days after placement in first-class mail, postage prepaid, return receipt requested.

     (k) The rights and remedies of the parties hereunder are cumulative and are in addition to, and not in lieu of, all rights and remedies available at law and in equity.

     (l) The captions in this Agreement are included for convenience of reference only and will not be construed to define or limit any of the provisions contained herein.

By signing below, the undersigned have expressed their mutual agreement to the foregoing.

GENESIS 2000                            FEDERAL HOME LOAN
                                        MORTGAGE CORPORATION


By:                                     By:    _______________________________
       -------------------------------

Title:                                  Title: _______________________________
       -------------------------------

Date:                                   Date:  _______________________________
       -------------------------------

                                   Exhibit A
                      Loan Prospector(SM) Software Vendor
                                   Schedule

Software Vendor agrees to commit to a target data for each of the following critical project milestones:

================================================================================================
Event                                               Target Date

================================================================================================
Completion of Interface                             Software Vendor to fill in dates

------------------------------------------------------------------------------------------------
Export File submitted for approval

------------------------------------------------------------------------------------------------
Screen prints submitted for approval (including
communications log)

------------------------------------------------------------------------------------------------
Completion of Communications protocol

------------------------------------------------------------------------------------------------

[NOTE: The dates must still be filled in.)

                                   Exhibit B
                      Loan Prospector(SM) Software Vendor
                 Implementation and Training Responsibilities

 .    The Software Vendor will be available to work jointly with Freddie Mac and the customer when the Software Vendor interface and Loan Prospector are being implemented.

 .    During installation and operational testing of Loan Prospector, the
     Software. Vendor is expected to be available to address any customer and Freddie Mac questions related to the Software Vendor's software.

 .    The Software Vendor's user manuals with respect to the Loan Prospector interface will include the following information:
          1.  Loan Prospector interface installation instructions
          2.  Information about Loan Prospector screens/options
          3. Algorithms for derived data fields and all Loan Prospector required data edits.

 .    All documentation distributed to customers which discusses Loan Prospector must be reviewed and approved by Freddie Mac prior to distribution. Freddie Mac requires, at a minimum, one week to review and approve new and revised software documentation that mentions Loan Prospector. More time may be necessary for complex or lengthy documentation.

 .    Freddie Mac reserves the right to approve all modems for use with the software. Software Vendor must provide the customer with the initialization strings required for each acceptable modem type.

 .    The Software Vendor will make available to their customers timely and adequate training on the use of the interface.

 .    For those origination systems that provide on-line help, the help must include information on bow to use the Interface.

 .    The Software Vendor is responsible for fully testing the interface. Freddie
     Mac will provide the Software Vendor with an implementation packet which includes a set of standard test cases for Loan Prospector. Freddie Mac will use these test cases to test whether the software works correctly. The Software Vendor must provide Freddie Mac the results of these test cases in a export file format.

 .    Software Vendor must acknowledge within two hours customer inquiries related to operations of the interface Made by Freddie Mae's customer support groups. All "level one" inquiries must be resolved by the Software Vendor within 24 hours, and all "level two" inquiries must be resolved within 48 hours. "Level one" are high priority inquiries. Example: the interface/system is not operational. "Level two" are low priority inquiries. Example: the interface/system will not process a particular loan.

 .    Software Vendor must respond to inquiries within one business day made by
     Freddie Mac's training and implementation groups.

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

                                   EXHIBIT C
       Loan Prospector(SM)/1/ Software Vendor Marketing Responsibilities


 .    Freddie Mac's automated underwriting product should be referred to as Loan
     Prospector in all communications.

 .    The product name, Freddie Mac's Loan Prospector(SM) or Loan Prospector(SM),
     is the correct name to use to address Freddie Mae's automated underwriting service.

 .    The first use of Loan Prospector (even in a title) in printed materials
     (letters, brochures, memos, videos and system demonstrations etc.) must have the service mark identifier. Example: Loan Prospector(SM). Subsequent references to Loan Prospector in the same material does not need the service mark designation. With the first use of Loan Prospector, a footnote should indicate that Loan Prospector is a service mark belonging to Freddie Mae.

 .    The company name is always Freddie Mac. Do not refer to Freddie Mac as the
     Federal Home Loan Mortgage or FHLMC.

 .    Any mention of Freddie Mac and/or Loan Prospector in materials that will be distributed to customers must be reviewed and approved by Freddie Mac prior to distribution. This includes, but is not limited to, press releases, newsletters, advertising, brochures, all sales collateral, and all other audio visual materials.

 .    Freddie Mac requires, at a minimum, at least five full business days to review and approve marketing, advertising copy or other promotional materials and at least five, full business days for audio visual materials.

_____________

/1/ Loan Prospector is a service mark belonging to Freddie Mac.

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